                                                                      EXHIBIT 4k

                        FIRST AMENDMENT TO LOAN AGREEMENT

         This FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered on February 1, 2005, and made effective as of December 22, 2004 (the "Effective Date"), by and among Brush Engineered Materials Inc., an Ohio corporation (the "Borrower"), each of the other Credit Parties (as defined in the Loan Agreement (as defined below)), the Required Lender (as defined in the Loan Agreement), and Guggenheim Corporate Funding, LLC, as collateral agent (the "Agent").

                                   BACKGROUND

A. The Borrower, the other Credit Parties, the Required Lender and the Agent are party to that certain Loan Agreement, dated as of December 4, 2003 (as may be amended, restated, modified or supplemented from time to time, the "Loan Agreement").

B. The Borrower, the other Credit Parties, the Required Lender and the Agent desire to amend certain provisions of the Loan Agreement as set forth in and pursuant to the terms and conditions of this Amendment.

C. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

                               TERMS OF AMENDMENT

         NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

1.       Amendments to Section 1 of the Loan Agreement.

         (a) The definitions of "Maximum Bank One Debt" and "Permitted Precious Metals Agreements" set forth in Section 1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                                    "Maximum Bank One Debt" means the sum of (i)
                           the aggregate outstanding principal amount of Bank One Revolving Loans and letter of credit accommodations made or issued pursuant to the Bank One Debt Documents, Rate Management Obligations and Banking Services Obligations equal to the lesser of
                           (A) (1) $117,500,000 less (2) the aggregate
                           outstanding principal amount of the Bank One Term Loans outstanding on the date hereof as reduced from time to time by voluntary principal payments and prepayments of such Bank One Term Loans pursuant to the terms of the Bank One Debt Documents and (B) 105% of Availability in effect as of the date of the last Advance or

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                           issuance of a Letter of Credit (as such terms are
                           defined in the Bank One Credit Agreement) plus (ii) the aggregate outstanding principal amount of the Bank One Term Loans made pursuant to the Bank One Debt Documents equal to the principal amount of the Bank One Term Loans outstanding on the date hereof as reduced from time to time by voluntary or scheduled principal payments and prepayments of such Bank One Term Loans pursuant to the terms of the Bank One Debt Documents.

                                    "Permitted Precious Metals Agreements" means
                           precious metals agreements and arrangements (whether styled as debt, a lease, a consignment or otherwise) entered into from time to time by any Credit Party, but only to the extent that the aggregate Dollar Equivalent of the precious metals subject thereto does not exceed $65,000,000. For purposes of this definition, "precious metals" shall include, without limitation, gold, silver, platinum, palladium and copper (even though copper is not generally deemed to be a precious metal).

         (b) The definition of "Kazakhstan Contract" set forth in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                                    "Beryllium Contracts" means any and all
                           agreements or other arrangements (however styled) for the purchase, procurement or other acquisition of Beryllium, in whatever form (including, without limitation, Beryl ore, Copper Beryllium Master Alloy, Vacuum Cast Beryllium Ingot and Vacuum Hot Pressed Beryllium Billet), entered into from time to time by any Credit Party, but only to the extent that the Dollar Equivalent of any Indebtedness related thereto does not exceed $20,000,000 during any consecutive 12-month period.

                  The foregoing definition shall be inserted in Section 1 of the Loan Agreement in appropriate alphabetical order. Any and all references in the Loan Agreement to "Kazakhstan Contract" are hereby replaced with references to "Beryllium Contracts".

2.       Amendments to Section 5.2 of the Loan Agreement.

         (a) Section 5.2(b)(viii) of the Loan Agreement is hereby amended by deleting the text "$15,000,000" appearing therein and replacing such text with "25,000,000".

         (b) Section 5.2(b)(ix) of the Loan Agreement is hereby amended by deleting the text "$1,000,000" appearing therein and replacing such text with "5,000,000".

         (c) Section 5.2(e)(iii) of the Loan Agreement is hereby amended by deleting the text "$250,000" appearing therein and replacing such text with "1,000,000".


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         (d)      Section 5.2(f)(7) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                                    (7) other Investments not to exceed
                           $2,500,000 each, and $7,500,000 in the aggregate during the term of this Agreement; provided, however, that the foregoing $2,500,000 limitation on each Investment shall not apply and the $7,500,000 aggregate limitation for all Investments shall be deemed to be $20,000,000 as long as Availability (as defined in the Bank One Credit Agreement) equals or exceeds $20,000,000 immediately prior to and immediately after giving effect to any such Investment;

         (e) Section 5.2(f)(8) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                                    (8) Acquisitions in which the cash portion
                           of the purchase price does not exceed $2,500,000 per Acquisition and $7,500,000 in the aggregate for all Acquisitions during any Fiscal Year (it being understood that there shall be no limit on Acquisitions using common stock of the Borrower); provided, however, that the foregoing $2,500,000 limitation on each Acquisition shall not apply and the $7,500,000 aggregate limitation for Acquisitions shall be deemed to be $15,000,000 as long as Availability (as defined in the Bank One Credit Agreement) equals or exceeds $20,000,000 immediately prior to and immediately after giving effect to any such Acquisition;


         (f) Section 5.2(n)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                                    (ii) Fixed Charge Coverage Ratio. Permit the
                           Fixed Charge Coverage Ratio, determined as of the end of each of its Fiscal Quarters for the then most-recently ended four Fiscal Quarters, to be less than (a) 1.25 to 1.00 on the Closing Date through September 30, 2005 and (b) 1.50 to 1.00 at all times thereafter. Notwithstanding the foregoing, as long as Availability (as defined in the Bank One Credit Agreement) is not less than $20,000,000 for 3 consecutive Business Days or any 5 Business Days in any Fiscal Quarter, the Credit Parties shall not be required to maintain or report to the Collateral Agent or any other Lender the foregoing Fixed Charge Coverage Ratio for such Fiscal Quarter.

3. References to Export-Import Loan Deleted. All references to the "Export-Import Loan" and the "Export-Import Loan Documents" are hereby deleted from the Loan Agreement, and any provision of the Loan Agreement containing any such reference shall, as of the Effective


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         Date, be read as if such reference was not contained therein and be amended mutatis mutandis to accommodate such deletions in the context of such provisions.

4. Representations and Warranties. Each Credit Party represents and warrants to the Collateral Agent and the Required Lender that: (a) such Credit Party has the power and authority to execute and deliver this Amendment; (b) the execution and delivery by such Credit Party of this Amendment, and the performance of its obligations hereunder, have been duly authorized by proper proceedings; and (c) this Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the same may be subject to general principles of equity. The Required Lender represents and warrants that, as of the date hereof and as of the Effective Date, it holds greater than 50% of the aggregate principal amount of all Loans outstanding under the Loan Agreement, and the Required Lender and the Collateral Agent are executing this Amendment pursuant to Section 10.1(d) of the Loan Agreement.

5. Effectuation. Upon the full execution of this Amendment and without any further action required by the parties hereto, the amendments to the Loan Agreement contemplated by this Amendment shall be deemed effective as of the Effective Date. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

6. Consideration. As consideration for this Amendment, the Credit Parties shall reimburse the Collateral Agent for its reasonable, out-of-pocket costs, fees and expenses incurred in connection with the review and negotiation of this Amendment, including, without limitation, reasonable attorney's fees.

7. Continued Effectiveness of Loan Agreement. Except as specifically amended herein, directly or by reference, all of the provisions of the Loan Agreement are confirmed and ratified, and shall remain as originally written.

8. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

9. No Impairment of Security Interests. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Loan Agreement and/or any other instruments evidencing, securing or related to the Obligations.

10. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart. The parties may execute this Amendment by facsimile, and all such facsimile signatures shall have the same force and effect as manual signatures delivered in person.



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         [this space left blank intentionally -- signature pages follow]




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         IN WITNESS WHEREOF, the Borrower, the other Credit Parties, the
Collateral Agent and the Required Lender have caused this Amendment to be duly executed and delivered by their respective representatives as of the date first written above.

CREDIT PARTIES:

BRUSH ENGINEERED MATERIALS INC.           BEM SERVICES, INC.


By:                                       By:
   ----------------------------              -------------------------------
Name:                                     Name:
     --------------------------                -----------------------------
Title:                                    Title:
      -------------------------                 ----------------------------


BRUSH INTERNATIONAL, INC.                 BRUSH WELLMAN INC.


By:                                       By:
   ----------------------------              -------------------------------
Name:                                     Name:
     --------------------------                -----------------------------
Title:                                    Title:
      -------------------------                 ----------------------------


ZENTRIX TECHNOLOGIES INC.                 BRUSH RESOURCES INC.


By:                                       By:
   ----------------------------              -------------------------------
Name:                                     Name:
     --------------------------                -----------------------------
Title:                                    Title:
      -------------------------                 ----------------------------


BRUSH CERAMIC PRODUCTS INC.               CIRCUITS PROCESSING TECHNOLOGY, INC.


By:                                       By:
   ----------------------------              -------------------------------
Name:                                     Name:
     --------------------------                -----------------------------
Title:                                    Title:
      -------------------------                 ----------------------------


TECHNICAL MATERIALS, INC.                 WILLIAMS ADVANCED MATERIALS INC.


By:                                       By:
   ----------------------------              -------------------------------
Name:                                     Name:
     --------------------------                -----------------------------
Title:                                    Title:
      -------------------------                 ----------------------------


WILLIAMS ACQUISITION, LLC                 BRUSH WELLMAN (SINGAPORE) PTE LTD.


By:                                       By:
   ----------------------------              -------------------------------
Name:                                     Name:
     --------------------------                -----------------------------
Title:                                    Title:
      -------------------------                 ----------------------------


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                                             COLLATERAL AGENT:

                                             GUGGENHEIM CORPORATE FUNDING, LLC,
                                             as Collateral Agent

                                             By: /s/ Todd L. Boehly
                                                --------------------------------
                                                Todd L. Boehly
                                                Managing Director


                                             REQUIRED LENDER:

                                             HERAULT INTERNATIONAL, LTD., as the
                                             Required Lender

                                             By: /s/ Todd L. Boehly
                                                --------------------------------
                                                Todd L. Boehly
                                                Manager



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